[COMPANY LOGO]

September 24, 2003

Woodclyffe Group, L.L.C.
73 Turning Mill Lane
New Canaan, Connecticut 06840
Attn: Jose Ferreira, Jr.

        This engagement agreement (this “Agreement”) confirms and sets forth the terms and conditions of the engagement between Woodclyffe Group, L.L.C., a Connecticut limited liability company (“Woodclyffe”), and Eos International, Inc., a Delaware corporation (together with its divisions, subsidiaries, and affiliates, the “Company”), including the scope of the services to be provided and the basis of fees for those services. Upon execution by each of the parties below, this Agreement will constitute an agreement between the Company and Woodclyffe.

    1.        Description of Services.

        (a)        Personnel. Woodclyffe acknowledges that Jose Ferreira, Jr. has agreed to serve as President and Chief Executive Officer of the Company (“Executive”), reporting to the Board of Directors of the Company (the “Board”), pursuant to the terms of a separate employment agreement between Executive and the Company, as the same is amended from time to time by agreement of the Company and Executive (the “Employment Agreement”) attached hereto. Defined terms herein shall have the meanings given such terms in the Employment Agreement, unless otherwise defined herein.

        (b)        Duties. Executive shall serve as President and Chief Executive Officer of the Company and fulfill those duties and responsibilities set forth in the Employment Agreement.

        (c)        Employment by Woodclyffe. Notwithstanding his employment by the Company, it is understood that Executive will also continue to be employed by Woodclyffe. It is further understood that while rendering services to the Company, Executive may continue to render services on behalf of Woodclyffe to other personnel and clients at Woodclyffe in connection with matters unrelated to the Company, provided that the rendering of such services shall (i) be subservient to Executive’s duties as President and Chief Executive Officer of the Company, and (ii) not unduly interfere with the rendering of services pursuant to the Employment Agreement.

        (d)        Additional Responsibilities. Upon request of the Company, Woodclyffe may suggest such additional personnel as the Company may request to assist in rendering services for the Company described above and such other services. In the event the Company retains the services of such additional personnel, Woodclyffe will not receive any direct or indirect compensation from the Company in connection therewith.

    2.        Fees. Executive will be compensated directly by the Company as provided in the Employment Agreement, and the Company will subject all such compensation to employee withholding taxes. Woodclyffe acknowledges that it has no interest in payments by the Company to Executive under the Employment Agreement.

    3.        Term and Termination. This Agreement shall be effective upon the Commencement Date and be in effect until September 30, 2005 (unless terminated prior thereto upon the written agreement of the parties to this Agreement), provided, however that the earlier termination of the Employment Agreement shall terminate this Agreement on the date of termination of the Employment Agreement.

    4.        Conflicts. It is understood that Woodclyffe and Executive specialize in assisting direct selling and consumer products companies. Woodclyffe and Executive have revealed all of their current activities and the parties agree that none are viewed to be in conflict with this engagement. Woodclyffe shall require Executive to make every effort to avoid any future conflicts and to discuss with the Chairman of the Board of the Company and the General Counsel of the Company on a quarterly basis all of Executive’s then current activities on behalf of any party other than the Company.

    5.        Confidential Information and Proprietary Interests.

        (a)        Woodclyffe, on behalf of itself, its affiliates, employees, consultants, representatives, and agents (collectively, the “Recipients”), understands and acknowledges that the Recipients may obtain Confidential Information during the course of Executive’s provision of services to the Company under the Employment Agreement. Accordingly, Woodclyffe agrees that Woodclyffe shall maintain the disclosed information in confidence and shall not, either during the Term or at any time within one year after the Date of Termination, (i) use or disclose any such Confidential Information outside the Company, its Subsidiaries and Affiliates; or (ii) except as required by Executive in the proper rendering of his services hereunder, remove or aid in the removal of any Confidential Information or any property or material relating thereto from the premises of the Company or any Subsidiary or Affiliate.

        (b)        The foregoing confidentiality provision shall cease to be applicable to any Confidential Information which becomes generally available to the public (except by reason of or as a consequence of a breach by Executive of obligations under this Paragraph 5 or under Section 9 of the Employment Agreement or by Woodclyffe of obligations under this Paragraph 5).

        (c)        In the event Woodclyffe or Executive is required by law or a court order to disclose any such Confidential Information, Woodclyffe shall promptly notify the Company of such requirement and provide the Company with a copy of any court order or of any law which in Woodclyffe’s opinion requires such disclosure and, if the Company so elects, to the extent that Woodclyffe is legally able, permit the Company an adequate opportunity, at the Company’s expense, to contest such law or court order.

        (d)        Woodclyffe shall promptly, and without charge, deliver to the Company on the termination of Executive’s provision of services to the Company pursuant to this Agreement and the Employment Agreement, or at any other time the Company may so request, all memoranda, notes, records, reports, manuals, computer disks, videotapes, drawings, blueprints and other documents (and all copies thereof) relating to the business conducted by the Company or any Subsidiary, directly or indirectly, or its Affiliates, and all property associated therewith, which Woodclyffe may then possess or have under its control.

        (e)        This Agreement shall constitute an agreement to maintain disclosed information in confidence for purposes of Rule 100(b)(ii) of Regulation FD promulgated pursuant to the Act. All obligations as to non-disclosure shall cease as to any part of such information to the extent that such information is or becomes public other than as a result of a breach of this provision.

    6.        Non-Solicitation/Certain Conduct. Each of the parties hereto agree not to solicit, recruit or hire any employees of the other party during this engagement and for a period of one year subsequent to the termination of this engagement. During and after this engagement, each of the parties agrees to refrain from making any statements of a defamatory or disparaging nature regarding the other party or their officers, directors, personnel, products or services, except, in each case, in such party’s professional capacity or in connection with the rendering of its duties hereunder or in connection with litigation arising out of or relating to this Agreement.

    7.        Indemnification.

        (a)        The Company shall indemnify Executive to the same extent as the most favorable indemnification it extends to its officers or directors, whether under the Company’s bylaws, its certificate of incorporation, by contract or otherwise, and no reduction or termination in any of the benefits provided under any such indemnities shall affect the benefits provided to Executive.

        (b)        The Company shall indemnify Woodclyffe, its officers, directors, employees, agents, members and stockholders as provided in Exhibit A hereto.

    8.        Dispute Resolution.

        (a)        Except as otherwise provided herein, the parties hereby agree that any dispute regarding the rights and obligations of any party under this Agreement or under any law governing the relationship created by this Agreement, must be resolved pursuant to this Section 8. Within seven days after either party’s written notice to the other of its desire to submit any arbitrable matter as set forth herein to arbitration, the parties will meet to attempt to amicably resolve their differences and, failing such resolution, either or both of the parties may submit the matter to mandatory and binding arbitration with the Center for Public Resources (“CPR”). The issue(s) in dispute shall be settled by arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, by a panel of three arbitrators (the “Panel”). The only issue(s) to be determined by the Panel will be those issues specifically submitted to the Panel. The Panel will not extend, modify or suspend any of the terms of this Agreement. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §1-16, and judgment upon the award rendered by the Panel may be entered by any court having jurisdiction thereof. A determination of the Panel shall be by majority vote.

        (b)        Promptly following receipt of the request for arbitration, CPR shall convene the parties in person or by telephone to attempt to select the arbitrators by agreement of the parties. If agreement is not reached, the Company shall select one arbitrator and Woodclyffe shall select one other arbitrator. These two arbitrators shall select a third arbitrator. If these two arbitrators are unable to select the third arbitrator by mutual agreement, CPR shall submit to the parties a list of not less than 11 candidates. Such list shall include a brief statement of each candidate’s qualifications. Each party shall number the candidates in order of preference, shall note any objection they may have to any candidate, and shall deliver the list so marked back to CPR. Any party failing without good cause to return the candidate list so marked within 10 days after receipt shall be deemed to have assented to all candidates listed thereon. CPR shall designate the arbitrator willing to serve for whom the parties collectively have indicated the highest preference and who does not appear to have a conflict of interest. If a tie should result between two candidates, CPR may designate either candidate.

        (c)        This agreement to arbitrate is specifically enforceable. Judgment upon any award rendered by the Panel may be entered in any court having jurisdiction. The decision of the Panel within the scope of the submission is final and binding on all parties, and any right to judicial action on any matter subject to arbitration hereunder hereby is waived (unless otherwise provided by applicable law), except suit to enforce this arbitration award or in the event arbitration is not available for any reason or in the event the Company shall seek equitable relief to enforce Section 5 of this Agreement. If the rules of the CPR differ from those of this Section 8, the provisions of this Section 8 will control. The Company and Woodclyffe shall share equally all the costs of arbitration including the fees of the arbitrators.

    9.        Miscellaneous.

        (a)        This Agreement shall be: (i) governed and construed in accordance with the laws of the State of Connecticut, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof; (ii) incorporates the entire understanding of the parties with respect to the subject matter thereof; and (iii) may not be amended or modified except in writing executed by each of the signatories hereto.

        (b)        The Company and Woodclyffe agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of the parties hereto with respect to any matter relating to or arising out of the performance or non-performance of the Company or Woodclyffe hereunder.

        (c)        This Agreement is personal in nature, and neither this Agreement nor any rights hereunder may be assigned by Woodclyffe without the prior written consent of the Company. Any purported assignment without said consent shall be void. The Company may freely assign this Agreement in connection with any merger, consolidation, sale of all or substantially all the assets of the Company, or the transfer of control of the Company by its stockholders. Absent such circumstances, the Company may not assign this Agreement without the prior written consent of Woodclyffe.

If the foregoing is acceptable to you, kindly sign the enclosed copy to acknowledge your agreement with its terms.

Very truly yours, EOS INTERNATIONAL, INC. By: PETER A. LUND —————————————— Name: Peter A. Lund Title: Chairman

AGREED TO AND ACCEPTED BY: WOODCLYFFE GROUP, L.L.C. By: JOSE FERREIRA, JR. —————————————— Name: Jose Ferreira, Jr. Title: President and CEO

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Exhibit A

        This Exhibit A will confirm that Eos International, Inc., a Delaware Corporation (“Eos”) has engaged Woodclyffe Group, LLC (“you” or “your”) to advise and assist Eos in various consulting assignments as provided in the Consulting Agreement to which this Exhibit A is attached (the “Engagement”). In consideration of your agreement to act on Eos’ behalf in connection with such matters, Eos agrees to indemnify and hold harmless you and your affiliates and your and their respective officers, directors, employees and agents and each other person, if any, controlling you or any of your affiliates (except Executive) (you and each such other person being an “Indemnified Person”) from and against any losses, claims, damages or liabilities related to, arising out of or in connection with the Engagement and will reimburse each Indemnified Person for all reasonable expenses (including fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding related to, arising out of or in connection with the Engagement, whether or not pending or threatened and whether or not any Indemnified Person is a party. Eos will not, however, be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) that have resulted from the bad faith of any Indemnified Person. Eos also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to Eos for or in connection with the Engagement except for any such liability for losses, claims, damages or liabilities incurred by the bad faith of such Indemnified Person.

        In no event, regardless of the legal theory advanced, shall any Indemnified Person be liable for any consequential, indirect, incidental or special damages of any nature.

        Eos will not, without your prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claims, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Person from any liabilities arising out of such action, claim, suit or proceeding. No Indemnified Person seeking indemnification, reimbursement or contribution hereunder will, without Eos’ prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to above.

        If the indemnification provided for in the first paragraph hereof is judicially determined to be unavailable (other than in accordance with the terms hereof) to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such Indemnified Person hereunder, Eos shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (and expenses relating thereto) (i) in such proportion as is appropriate to reflect the relative benefit to you, on the one hand, and Eos, on the other hand, of the Engagement or (ii) if the allocation provided by clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative faults of each of you and Eos, as well as any other relevant equitable considerations: provided, however, in no event shall your aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by you under the Engagement. For the purposes hereof, the relative benefits to Eos and you of the Engagement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received by Eos, as the case may be, in the transaction or transactions that are the subject of the Engagement, whether or not any such transaction is consummated, bears to (b) the fees paid or to be paid by Eos to you under the Engagement.

        The provisions hereof shall apply to the Engagement and any modification thereof and shall remain in full force and effect regardless of any termination or the completion of your services with respect to the Engagement